                                                                  EXHIBIT 3.2










                             HOLLYWOOD PARK, INC.

                                RESTATED BYLAWS

                                     AS OF

                                APRIL 13, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I   - STOCKHOLDERS.................................................    1

     Section 1.     Annual Meeting.........................................    1
     Section 2.     Special Meetings: Notice...............................    3
     Section 3.     Notice of Meetings.....................................    3
     Section 4.     Quorum.................................................    3
     Section 5.     Organization...........................................    4
     Section 6.     Conduct of Business....................................    4
     Section 7.     Proxies and Voting.....................................    4
     Section 8.     Stock List.............................................    5
     Section 9.     Consent of Stockholders in Lieu of Meeting.............    5

ARTICLE II  - BOARD OF DIRECTORS...........................................    6

     Section 1.     Number, Election and Term of Directors.................    6
     Section 2.     Newly Created Directorships and Vacancies..............    7
     Section 3.     Regular Meetings.......................................    7
     Section 4.     Special Meetings.......................................    8
     Section 5.     Quorum.................................................    8
     Section 6.     Participation in Meetings By Conference Telephone......    8
     Section 7.     Conduct of Business....................................    8
     Section 8.     Powers.................................................    8
     Section 9.     Compensation of Directors..............................    9
     Section 10.    Director Emeritus......................................    9

ARTICLE III - COMMITTEES...................................................   10

     Section 1.     Committees of the Board of Directors...................   10
     Section 2.     Conduct of Business....................................   10
     Section 3.     Standing Executive Committee...........................   11
     Section 4.     Audit Committee........................................   12
     Section 5.     Compensation Committee.................................   13

ARTICLE IV  - OFFICERS.....................................................   13

     Section 1.     Generally..............................................   13
     Section 2.     Chairman of the Board..................................   13
     Section 3.     Vice Chairman of the Board.............................   14
     Section 4.     President..............................................   14
     Section 5.     Chief Operating Officer................................   14
     Section 6.     Vice Presidents........................................   15

                                                                                  Page
                                                                                  ----
     Section 7.     Treasurer...................................................    15
     Section 8.     Assistant Treasurer.........................................    15
     Section 9.     Secretary...................................................    16
     Section 10.    Assistant Secretary.........................................    16
     Section 11.    Controller..................................................    16
     Section 12.    Delegation of Authority.....................................    16
     Section 13.    Removal.....................................................    16
     Section 14.    Resignations................................................    17
     Section 15.    Action with Respect to Securities of Other Corporations.....    17

ARTICLE V   - STOCK.............................................................    17

     Section 1.     Certificates of Stock.......................................    17
     Section 2.     Transfers of Stock..........................................    17
     Section 3.     Record Date.................................................    17
     Section 4.     Lost, Stolen or Destroyed Certificates......................    18
     Section 5.     Regulations.................................................    19

ARTICLE VI  - NOTICES...........................................................    19

     Section 1.     Notices.....................................................    19
     Section 2.     Waivers.....................................................    19

ARTICLE VII - MISCELLANEOUS.....................................................    19

     Section 1.     Facsimile Signatures........................................    19
     Section 2.     Corporate Seal..............................................    20
     Section 3.     Reliance upon Books, Reports and Records....................    20
     Section 4.     Fiscal Year.................................................    20
     Section 5.     Time Periods................................................    20

ARTICLE VIII- INDEMNIFICATION OF DIRECTORS AND OFFICERS.........................    20

     Section 1.     Right to Indemnification....................................    20
     Section 2.     Right to Advancement of Expenses............................    21
     Section 3.     Right of Indemnitee to Bring Suit...........................    21
     Section 4.     Non-Exclusivity of Rights...................................    22
     Section 5.     Insurance...................................................    22
     Section 6.     Indemnification of Employees and Agents of the Corporation..    22

ARTICLE IX  - AMENDMENTS........................................................    23

                                RESTATED BYLAWS

                                      OF

                             HOLLYWOOD PARK, INC.
                             --------------------
                (HEREINAFTER REFERRED TO AS THE "CORPORATION")
                           ARTICLE I - STOCKHOLDERS
                           ---------   ------------

     Section 1.  Annual Meeting.
     ----------  --------------

     (1) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within 13 months of the last annual meeting of stockholders.

     (2) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this bylaw.

     (3) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (2) of this bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (4) Notwithstanding anything in the second sentence of paragraph (3) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (5) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed nomination or business shall be disregarded.

     (6) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (7) Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2.  Special Meetings: Notice.
     ----------  ------------------------

     Special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the Board or by a majority of directors then in office pursuant to a resolution approved by the Board of Directors. Notice of every special meeting, stating the place, date, time and purpose, shall be given by mailing, postage prepaid, at least 10 but not more than 60 days before each such meeting, a copy of such notice addressed to each stockholder of the Corporation at his post office address as recorded on the books of the Corporation. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

     Section 3.  Notice of Meetings.
     ----------  ------------------

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4.  Quorum.
     ----------  ------

     At any meeting of the stockholders, the holders of one-third (1/3) of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the rules of the principal stock exchange upon which the Corporation's securities are listed. Where a separate vote by a class or classes is required, one-third (1/3) of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter unless or except to the extent that the presence of a larger number may be required by law or the rules of the principal stock exchange upon which the Corporation's securities are listed.

     If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

     Section 5.  Organization.
     ----------  ------------

     Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be designated by the Chairman of the Board or the President or, in the absence of such a person, such person as may be chosen by the holders of one-third (1/3) of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6.  Conduct of Business.
     ----------  -------------------

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     Section 7.  Proxies and Voting.
     ----------  ------------------

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

     Section 8.  Stock List.
     ----------  ----------

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 9.  Consent of Stockholders in Lieu of Meeting.
     ----------  ------------------------------------------

     Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the preceding paragraph.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                        ARTICLE II - BOARD OF DIRECTORS
                        ----------   ------------------

     Section 1.  Number, Election and Term of Directors.
     ----------  --------------------------------------

     (1) The Board of Directors shall consist of one (1) or more members.
Except as required by law, and subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed and may be changed from time to time exclusively by the Board of Directors pursuant to a resolution duly adopted by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

     (2) Upon the effectiveness of the merger (the "Merger") of HP Acquisition, Inc., a Delaware corporation, with and into Boomtown, Inc., a Delaware corporation ("Boomtown"), the total number of persons serving on the Board of Directors of the Corporation shall be 11, seven (7) of whom shall be Parent Directors and four (4) of whom shall be Boomtown Directors (as such terms are defined below). The persons to serve on the Board of Directors of the Corporation who are "Parent Directors" shall be selected solely by and at the absolute discretion of the Board of Directors of the Corporation from among persons who are members of the Board of Directors of the Corporation prior to the effective date of the Merger. The persons to serve on the Board of Directors of the Corporation who are "Boomtown Directors" shall be selected solely by and at the absolute discretion of the Board of Directors of Boomtown from among persons who were members of the Board of Directors of Boomtown prior to the effective date of the Merger. For a period of three (3) years from the effective date of the Merger, the number of members of the Corporation's Board of Directors shall not be greater than 11 members [(plus up to two (2) representatives of the holders of the Preferred Stock to the extent they exercise their right to elect up to two (2) additional directors to the Corporation's Board of Directors ("Preferred Directors")] unless otherwise approved by a majority of the Boomtown Directors then on the Corporation's Board of Directors (provided that such approval of Boomtown Directors shall not be
              --------
required in the case of an increase, which is divisible by three (3), in the number of persons serving on the Corporation's Board of Directors where one Boomtown Director (selected by a majority of the Boomtown Directors then on the Corporation's Board of Directors) is added for every two (2) Parent Directors added). [Any Preferred Director shall not be considered to be either a Boomtown Director or a Parent Director.] The Corporation shall cause the Board of Directors of the Corporation and any nominating committee thereof to take such steps as are necessary to nominate the initial Boomtown Directors (or their replacement, which replacement shall be selected by a majority of the Boomtown Directors then on the Corporation's Board of Directors) for re-election at the first three (3) annual stockholders meetings following the effective date of the Merger.

     This Section 1(2) may not be amended for a period of three (3) years from the effective date of the Merger without the approval of a majority of Boomtown Directors then on the Corporation's Board of Directors.

     Section 2.  Newly Created Directorships and Vacancies.
     ----------  -----------------------------------------

     Except as required by law, and subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     Section 3.  Regular Meetings.
     ----------  ----------------

     A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately following and at the same place as the annual meeting of stockholders, unless otherwise provided by the Board of Directors. Additional regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 4.  Special Meetings.
     ----------  ----------------

     Special meetings of the Board of Directors may be called by the Chairman of the Board, or by the President or by a majority of directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than four (4) days before the meeting or by hand delivery to the recipient thereof or by recognized overnight delivery service or by telephone or by telegraphing or telexing or by facsimile transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5.  Quorum.
     ----------  ------

     At any meeting of the Board of Directors, a quorum for all purposes shall consist of the greater of (i) a majority of directors then in office or (ii) one-third (l/3) of the total number of directors including vacancies. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 6.  Participation in Meetings By Conference Telephone.
     ----------  -------------------------------------------------

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 7.  Conduct of Business.
     ----------  -------------------

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 8.  Powers.
     ----------  ------

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1)    To declare dividends from time to time in accordance with law;

          (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

          (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

          (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

          (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

     Section 9.  Compensation of Directors.
     ----------  -------------------------

     Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 10. Director Emeritus.
     ----------- -----------------

     The Board of Directors, may designate any person who has served as a director of this Corporation as Director Emeritus, upon resignation or other retirement or termination of any such director's tenure of office. Any Director Emeritus shall be extended thereafter all of the incidental courtesies of Hollywood Turf Club usually extended to active directors, and so long as such person shall desire the same, each such person shall be known as a Director Emeritus. Such courtesies shall include the use of a director's badge, together with the use of the Director's Lounge and similar incidental privileges. The Director Emeritus shall not, however, be entitled to attend any meetings of the Board of Directors or of any committee thereof without special invitation nor shall such Director Emeritus have any vote or voice in management other than merely as a stockholder, if he be such a stockholder. The privileges and position of a Director Emeritus hereunder shall be personal, non-transferable and shall cease entirely upon his death and may be revoked by the Board of Directors with or without cause at any time.

                           ARTICLE III - COMMITTEES
                           -----------   ----------

     Section 1.  Committees of the Board of Directors.
     ----------  ------------------------------------

     The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation appointed by the Board of Directors or the Chairman of the Board. The Board of Directors or the Chairman of the Board may appoint one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware General Corporation Law to be submitted to stockholders for approval or
(ii) adopting, amending or repealing any bylaw of the Corporation.

     Section 2.  Conduct of Business.
     ----------  -------------------

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

     Section 3.  Standing Executive Committee.
     ----------  ----------------------------

     The Board of Directors shall appoint at least three (3) members of the Board to comprise an Executive Committee. The Executive Committee shall have and exercise all the powers and authority of the full Board of Directors in the management of the business and affairs of the Corporation to the fullest extent authorized by the Delaware General Corporation Law, and these Bylaws.

     For a period of three (3) years after the effective date of the Merger, the Executive Committee of the Corporation's Board of Directors will consist of six
(6) members, comprised of four (4) Parent Directors (the "Parent Committee Members") and two (2) Boomtown Directors (the "Boomtown Committee Members"); provided that if one of the initial Parent Committee Members ceases to be a member of the Executive Committee for any reason or for no reason, the Executive Committee will consist of five (5) members, comprised of three (3) Parent Committee Members and two (2) Boomtown Committee Members. The number of members of the Executive Committee shall not be greater than six (6) members (or five
(5) members if one of the initial Parent Committee Members ceases to be a member of the Executive Committee) at any time during such three (3) year period without the consent of the majority of the Boomtown Committee Members. The initial Boomtown Committee Members will be Timothy J. Parrott and Richard J. Goeglein. If either Messrs. Parrott or Goeglein shall be unavailable to serve, any replacement Boomtown Committee Members shall be selected by a majority of the Boomtown Directors then on the Corporation's Board of Directors. The initial Parent Committee Members shall be R.D. Hubbard and three (3) other Parent Directors selected by a majority of the Parent Directors then on the Corporation's Board of Directors. Subject to the proviso set forth in the first sentence of this paragraph, if either Mr. Hubbard or one or more of such other initial Parent Committee Members shall be unavailable to serve, any replacement Parent Committee Member shall be selected by a majority of the Parent Directors then on the Corporation's Board of Directors. Notice of meetings of the Executive Committee shall state the place, date and hour of the meeting and shall be given to each member of the Executive Committee personally, by mail, courier, telephone, telecopy or telegram on not less than 24 hours' notice. Members of the Executive Committee may participate in such meetings by means of conference telephone. Meetings of the Executive Committee may be held without notice if all the members thereof are present or if all those not present waive such notice in writing whether before or after the meeting.

     This Section 3 may not be amended for a period of three (3) years from the effective date of the Merger without the approval of a majority of Boomtown Directors then on the Corporation's Board of Directors.

     Section 4.  Audit Committee.
     ----------  ---------------

     The Corporation's Board of Directors shall have an Audit Committee comprised of at least three (3) members, all of whom shall consist solely of non-officer directors who shall meet the standards for membership as set forth in Rule 303.00 of the New York Stock Exchange ("NYSE") Company Guide or any successor rule adopted by the NYSE with respect to such membership.

     In addition to such other responsibilities as may be delegated to the Audit Committee from time to time, the Audit Committee shall: (i) review and approve all related party transactions between the Corporation or any of its subsidiaries and any officer or director (or their affiliates) having a total value of more than $60,000 (or such higher amount as may be specified from time to time by applicable rules and regulations of the Securities and Exchange Commission ("SEC") as the threshold at which disclosure of such transactions is required in the Corporation's annual report, proxy statement or other periodic filing), other than compensation arrangements, incentive plans, stock options plans or similar plans or arrangements, and transactions that are subject to approval by another committee of the Board of Directors consisting of a majority of directors who are disinterested in the subject transaction; (ii) require the Corporation's internal audit department to review, at least annually, all such related party transactions and report thereon to the Audit Committee; (iii) report annually on all related party transactions as required by the SEC's proxy rules and shall, at least quarterly, report on any related party transaction involving $2 Million or more, either in the Corporation's quarterly report on Form 10-Q or in its quarterly shareholders report; (iv) recommend an independent firm of certified public accountants to conduct the audit of the Corporation's annual financial statements, and confer with the selected firm as to the scope and procedures of its audit; (v) require the Corporation's independent auditors, as a part of their engagement, to render to the Corporation a "Report to Management" as to the Corporation's system of internal financial and accounting controls. The Audit Committee shall review that report and any response thereto by management. At the conclusion of the annual audit, the Audit Committee shall receive a copy of the report of the independent auditors, and review that report as well as any concerns, comments or suggestions that the auditors may provide;
(vi) on at least an annual basis, review the Corporation's internal financial and accounting controls with the Corporation's financial and accounting officers, and report thereon to the Corporation's Board of Directors with any recommendations for improvement or correction as the Audit Committee may determine appropriate. Thereafter, the Audit Committee shall supervise the implementation of any recommendations of the Board with respect thereto; and
(vii) review, at least annually, the adequacy and competency of the Corporation's accounting and financial staff and internal audit department.

     The Audit Committee may retain independent experts, including legal counsel and investment counsel, at its discretion and at the Corporation's expense.

     Section 5.  Compensation Committee.
     ----------  ----------------------

     The Corporation's Board of Directors shall have a Compensation Committee comprised of at least one (1) member. In addition to such other responsibilities and authority as may be delegated to the Compensation Committee from time to time, the Compensation Committee shall have the authority to (i) assist with the administration of the Corporation's compensation plans including recommendations to the Board of Directors with respect to the establishment of such plans and the terms and provisions thereof, (ii) make recommendations to the Board of Directors with respect to the annual salaries and other compensation of the officers of the Corporation, and (iii) provide assistance and recommendations to the Board of Directors with respect to the compensation policies and practices of the Corporation.

                             ARTICLE IV - OFFICERS
                             ----------   --------

     Section 1.  Generally.
     ----------  ---------

     The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also appoint an Executive Vice President, a Controller, one or more Assistant Secretaries and Assistant Treasurers, a Chief Operating Officer, a General Manager of the Corporation's racing operations and such other officers as it shall deem necessary from time to time. The principal officers of the Corporation shall be chosen annually by the Board and shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 2.  Chairman of the Board.
     ----------  ---------------------

     The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall, if present, preside at all meetings of the stockholders and of the Board of Directors. If the Chairman of the Board is unable or declines to act as Chief Executive Officer, then the Vice Chairman of the Board shall be Chief Executive Officer. If there is more than one Vice Chairman of the Board appointed, then the Vice Chairman with the longest continuous service on the Board shall assume the duties of Chief Executive Officer in the absence of the Chairman of the Board. If both the Chairman of the Board and any Vice Chairman of the Board are unable or decline to act as Chief Executive Officer, then the President shall become the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding between the officers of the Corporation subject only to actions of the Board of Directors. He may also delegate such of his duties to the Vice Chairman of the Board or the President or such other officers as the Chairman of the Board from time to time deems appropriate.

     Section 3.  Vice Chairman of the Board.
     ----------  ---------------------------

     The Board of Directors may appoint one or more Vice Chairman of the Board any of whom shall, in the absence of the Chairman of the Board or in the event of his inability or refusal to act, perform the duties of the Chairman of the Board and Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and Chief Executive Officer. If more than one Vice Chairman is appointed the Vice Chairman shall assume the duties of the Chairman of the Board in order of their continuous service on this Board with the person having the longest continuous service being the first to act. The Vice Chairman shall perform such other duties as the Chief Executive Officer or the Board of Directors shall prescribe.

     Section 4.  President.
     ----------  ---------

     In the absence of any Chief Executive Officer as the succession to that position is prescribed in these Bylaws or in the event of the inability or refusal of any such Chief Executive Officer to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He shall, at all times, have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation. The President shall also perform such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     Section 5.  Chief Operating Officer.
     ----------  -----------------------

     The Chief Operating Officer shall be an employee of this Corporation and shall serve at the pleasure of the Board of Directors. The Chief Operating Officer may, but need not be, a member of the Board of Directors, but in either event, shall be reportable to and act under the direction of the Chairman of the Board and Board of Directors. The Chief Operating Officer shall supervise the daily operations and affairs of the Corporation under the direction of the Chairman of the Board or such other persons as the Chairman of the Board may appoint from time to time for that purpose and shall, within the limits specified in this Section, control all of this corporation's racing activities, supervise its employees and personnel, administer this Corporation's operating policies, and make such daily operating decisions as are reasonably necessary for effective management. The Chief Operating Officer shall have no authority to sign bonds, mortgages, certificates for shares or other documents or to obligate this Corporation for any sum in excess of $25,000.00 except as shall be expressly delegated by the Board of Directors or by these Bylaws. The Chief Operating Officer shall make such reports to the Board of Directors and to the Chairman of the Board as may be directed by those entities and shall make a detailed report to the Chairman of the Board and to the Board of Directors on the results of racing operations and on the financial affairs of this Corporation no less frequently than monthly.

     Section 6.  Vice Presidents.
     ----------  ---------------

     In the absence of the President or in the event of his inability or refusal to act, the Vice President, if one has been elected by the Board, (or in the event there be more than one Vice President, the Executive Vice President or in the event there is no Executive Vice President, the Vice President with the longest continuous service on the Board of Directors of this Corporation) shall perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     Section 7.  Treasurer.
     ----------  ---------

     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 8.  Assistant Treasurer.
     ----------  -------------------

     The Assistant Treasurer shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Chairman of the Board or the

Board of Directors may from time to time prescribe or perform such duties of the Treasurer as the Treasurer of this Corporation may delegate from time to time.

     Section 9.   Secretary.
     ----------   ---------

     The Secretary (or Assistant Secretary if appropriately delegated) shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or such Assistant Secretary. The Chairman of the Board or the Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 10.  Assistant Secretary.
     -----------  -------------------

     The Assistant Secretary shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chairman of the Board or the Board of Directors, or the Secretary may from time to time prescribe.

     Section 11.  Controller.
     -----------  ----------

     The Controller shall keep or cause to be kept correct records of the business and transactions of the Corporation and shall, upon request, at all reasonable times exhibit or cause to be exhibited such records to any of the directors of the Corporation at the place where such records are maintained. He shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

     Section 12.  Delegation of Authority.
     -----------  -----------------------

     The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 13.  Removal.
     -----------  -------

     Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

     Section 14.  Resignations.
     -----------  ------------

     Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board or the Chairman of the Board or Secretary; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 15.  Action with Respect to Securities of Other Corporations.
     -----------  -------------------------------------------------------

     Unless otherwise directed by the Board of Directors, the Chairman of the Board or the President or any officer of the Corporation authorized by the Chairman of the Board or the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                               ARTICLE V - STOCK
                               ---------   -----

     Section 1.   Certificates of Stock.
     ----------   ---------------------

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 2.   Transfers of Stock.
     ----------   ------------------

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article V, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3.   Record Date.
     ----------   -----------

     (1) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (2) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 9 of these Bylaws.
If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     Section 4.  Lost, Stolen or Destroyed Certificates.
     ----------  --------------------------------------

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5.  Regulations.
     ----------  -----------

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                             ARTICLE VI - NOTICES
                             ----------   -------

     Section 1.  Notices.
     ----------  -------

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or transmitted or dispatched, if delivered through the mails or by facsimile, telegram or mailgram, shall be the time of the giving of the notice.

     Section 2.  Waivers.
     ----------  -------

     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                          ARTICLE VII - MISCELLANEOUS
                          -----------   -------------

     Section 1.  Facsimile Signatures.
     ----------  --------------------

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2.  Corporate Seal.
     ----------  --------------

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

     Section 3.  Reliance upon Books, Reports and Records.
     ----------  ----------------------------------------

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4.  Fiscal Year.
     ----------  -----------

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

     Section 5.  Time Periods.
     ----------  ------------

     In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

           ARTICLE VIII - INDEMNIFICATION OF DIRECTORS AND OFFICERS
           ------------   -----------------------------------------

     Section 1.  Right to Indemnification.
     ----------  ------------------------

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation

Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     Section 2.  Right to Advancement of Expenses.
     ----------  --------------------------------

     The right to indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     Section 3.  Right of Indemnitee to Bring Suit.
     ----------  ---------------------------------

     If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

     Section 4.  Non-Exclusivity of Rights.
     ----------  -------------------------

     The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation or Bylaws, any agreement, or by vote of the Corporation's stockholders or disinterested directors or otherwise.

     Section 5.  Insurance.
     ----------  ---------

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 6.  Indemnification of Employees and Agents of the Corporation.
     ----------  ----------------------------------------------------------

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                            ARTICLE IX - AMENDMENTS
                            ----------   ----------

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to alter, amend or repeal the Bylaws; provided, however, that, with respect to the powers of holders of capital stock to make, alter, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least 66 K% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to make, alter, amend or repeal any provision of these Bylaws.